THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISTRIBUTION OF SECURITIES) OR (III) IF AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE. THE SECURITIES EVIDENCED BY THIS DEBENTURE ARE ALSO SUBJECT TO THE REGISTRATION RIGHTS SET FORTH IN THAT CERTAIN SUBSCRIPTION AGREEMENT DATED AS OF __________________, 1997 BY AND BETWEEN THE HOLDER HEREOF AND THE COMPANY, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE (THE "SUBSCRIPTION AGREEMENT").

No. 1                                                                     $5,000
                                                                __________, 1997

                            MEDICAL ACQUISITION CORP.

                                  8% DEBENTURE

                  THIS DEBENTURE is one of a duly authorized issue of Debentures (as hereinafter defined) of Medical Acquisition Corp., a corporation duly organized and existing under the laws of the State of Florida (the "Company"), designated as its 8% Debentures in an aggregate original principal amount of at least One Hundred Thousand Dollars ($100,000) and not exceeding One Hundred Fifty Thousand Dollars ($150,000) (the "Debentures").

                  FOR VALUE RECEIVED, the Company promises to pay to ______________________, the registered holder hereof (the "Holder"), the principal sum of Five Thousand Dollars ($5,000) on the date (the "Maturity Date") which is the earlier of (i) two years from the date hereof, 1999 or (ii) the consummation of an initial public offering of the Company's securities, and to pay interest on the principal sum outstanding from time to time in arrears at the rate of 8% per annum, compounded annually and payable on a semi-annual basis commencing six months after the date hereof computed on the basis of the actual number of days elapsed in a 365-day year. Any accrued and unpaid interest shall be payable in full on the Maturity Date. Accrual of interest shall commence on the date hereof until payment in full of the principal sum has been made or duly provided for. All accrued and unpaid interest shall bear interest at the same rate from and after the due date of the interest payment until so paid. The interest so payable, less any amounts required by law to be deducted or withheld, will be paid on the Maturity Date to the person in whose name the Debenture is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); PROVIDED, HOWEVER, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Subscription Agreement executed by the original Holder in connection with the purchase of the Debentures (the "Subscription Agreement"). The principal of, and interest on, the Debentures is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company, as designated in writing by the Holder from time to time.

                  This Debenture is subject to the following additional provisions:

                  1. The Debentures are issuable in denominations of Five Thousand Dollars ($5,000) and integral multiples thereof. This Debenture is exchangeable for an equal aggregate principal amount of

Debentures of different authorized denominations, as requested by the Holder. No service charge will be made for such registration or transfer or exchange.

                  2. The Company shall be entitled to withhold from all payments of interest on this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or any other applicable laws at the time of such payments.

                  3. This Debenture has been issued subject to certain investment representations of the original Holder hereof (set forth in Section 6 of the Subscription Agreement) and may be offered, sold, transferred or exchanged only in compliance with the Securities Act of 1933, as amended. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

                  4. Any of the following shall constitute an "Event of Default":

                  (a) The Company shall fail to make any payment (whether principal, interest or otherwise) on the Debentures as and when the same shall be due and payable and such default shall continue for five (5) business days after the due date thereof;

                  (b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of the Debentures or the Subscription Agreement shall be false or misleading in any material respect as of the date made;

                  (c) The Company shall fail to perform or observe, in any material respect, any other material covenant, term, provision, condition, agreement or obligation of the Company under the Debentures or the Subscription Agreement and such failure shall continue uncured for a period of five (5) business days after the first date on which such failure arises (it being understood that in the case of defaults which can not reasonably be cured within a 5-day period no grace period shall be necessary as a precondition to the failure to perform such covenant constituting an Event of Default);

                  (d) The Company shall (i) make an assignment for the benefit of its creditors or commence proceedings for its dissolution; or (ii) apply for or consent to the appointment of a trustee, liquidator, custodian or receiver thereof, or for a substantial part of its property or business;

                  (e) A trustee, liquidator, custodian or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment;

                  (f) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve, consent to, or acquiesce in any such proceeding or admit the material allegations, or default in answering a petition filed in any such proceeding;

                  (g) The Company shall default on the payment of any debts in excess of $100,000 beyond any applicable grace period;

                  (h) Any judgments, levies or attachments shall be rendered against the Company or any of its assets or properties in an aggregate amount in excess of $100,000 and such judgments, levies or attachments shall not be dismissed, stayed, bonded or discharged within thirty (30) days of the date of entry thereof; or

                  (i) The Company shall be a party to any merger or consolidation or shall dispose of all or substantially all of its assets in one or more transactions or shall redeem more than a DE MINIMIS amount of its outstanding shares of capital stock, other than (i) a merger or share exchange effected solely for the purpose of reincorporating the Company or (ii) a merger or share exchange in which the Company is the surviving corporation and the stockholders of the Company immediately prior to such merger or share exchange own more than fifty percent (50%) of the outstanding voting stock of the Company following the merger or share exchange.

Upon the occurrence of any Event of Default or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent Event of Default) at the option of the Holder in the Holder's sole discretion, the Holder may, upon written notice to the Company, accelerate the maturity hereof, whereupon all principal and interest hereunder shall be immediately due and payable without presentment, demand, protest or notice of any kind all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights or remedies afforded by law.

                  5. The Company, should an Event of Default occur, expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

                  6. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company. This Debenture ranks equally with all other Debentures now or hereafter issued under the terms set forth herein.

                  7. Any notice to be given or to be served upon any party in connection with the Debentures must be in writing and will be deemed to have been given and received upon confirmed receipt, if sent by facsimile, or two (2) days after it has been submitted for delivery by Federal Express or an equivalent carrier, charges prepaid and addressed to the following addresses with a confirmation of delivery:

If to the Company, to:

                  Medical Acquisition Corp.
                  201 S. Biscayne Blvd., Suite 3000

                  Miami, Florida  33131
                  Attn.:  Jay M. Haft
                  Telephone: (305) 373-9464
                  Facsimile: (305) 373-9443

         With copy to:

                  Andrew Hulsh, Esq.
                  Baker & McKenzie
                  Barnett Tower, Suite 1600
                  701 Brickell Avenue
                  Miami, Florida 33131-2827
                  Telephone:  (305) 789-8900
                  Facsimile:  (305) 789-8953

         If to the Holder, to:

         ____________________________
         ____________________________
         ____________________________
         ____________________________

         With a copy to:

         ____________________________
         ____________________________
         ____________________________
         ____________________________

Any party may, at any time by giving notice to the other party, designate any other address in substitution of an address established pursuant to the foregoing to which such notice will be given.

                  8. Except as otherwise expressly provided herein, this Debenture shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Florida. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Debenture Agreement shall be instituted exclusively in the federal or state courts located in the County of Dade of the State of Florida,
(ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the federal or state courts located in the Coutny of Dade of the State of Florida in any such suit, action or proceeding.

[SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:______________, 1997                    MEDICAL ACQUISITION CORP.

                                              By: ______________________________

                                              Name:

                                              Title:

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